               Amendment to Schedule A to Participation Agreement
                                      Among
                        Variable Insurance Products Fund,
                       Fidelity Distributors Corporation,
                                       and
             Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Financial Life Insurance and Annuity Company (formerly known as SMA Life Assurance Company), Variable Insurance Products Fund and Fidelity Distributors Corporation entered into a Participation Agreement on May 1, 1991 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of August 1, 2000.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

ALLMERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY

By:      _/s/ Richard M. Reilly___________

Name:    ___Richard M. Reilly __________

Title:   ___ President______________

Date:    ___July 19, 2000_______________

VARIABLE INSURANCE                              FIDELITY DISTRIBUTORS
PRODUCTS FUND                                   CORPORATION
By:      _/s/ Robert C. Pozen___________        By:      __/s/ Kevin J. Kelly____________

Name:    ___ Robert C. Pozen ___________        Name:    ____Kevin J. Kelly ____________

Title:   ____Senior Vice President_______       Title:   ____Vice President____________

Date:    ____July 25, 2000_____________          Date:    ____July 25, 2000      ___

                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account            Contract Name and Form Numbers             Registration Numbers
and Date Established by Board       by Separate Account                        of Contracts
of Directors                        -------------------                        ------------
------------
VEL                                 Vari-Exceptional Life '87                   33-14672
(Variable Life)                     Policy Form 1018-87                         811-5183
4/2/87

                                    Vari-Exceptional Life '91                   33-90320
                                    Policy Form 1018-91                         811-5183

                                    Vari-Exceptional Life Plus                  33-42687
                                    Policy Forms 1023-91; 1023-92               811-5183

VEL II                              Vari-Exceptional Life '93                   33-57792
(Variable Life)                     Policy Form 1018-93                         811-7466
1/21/93

VEL III                             Allmerica Estate Optimizer                  333-58385
(Variable Life)                     Policy Form 1030-96                         811-8857
6/13/96

Inheiritage                         Inheiritage                                 33-70948
(Variable Life)                     Policy Form 1026-94                         811-8120
9/15/93

Group VEL                           Group Vari-Exceptional Life                 33-82658
(Variable Life)                     Policy Form 1029-94                         811-8704
11/22/93

VA-K                                Allmerica ExecAnnuityPlus                   33-39702
(Annuity)                           Policy Form A3018-91; A3021-93              811-6293
11/1/90

                                    Allmerica Advantage                         33-39702
                                    Policy Form A3025-96                        811-6293

                                    Allmerica Immediate Advantage               333-81861
                                    Policy Form A3029-99                        811-6293

                                    Allmerica Ultimate Advantage                333-38274
                                    Policy Form A3033-00                        811-6293

Allmerica Select                    Allmerica Select Resource                   33-47216
(Annuity)                           Policy Form A3020-94GRC                     811-6632
3/5/92

                                    Allmerica Select Resource II                33-47216
                                    Policy Form A3025-96                        811-6632

                                    Allmerica Select Charter                    333-63093
                                    Policy Form A3027-98                        811-6632

                                    Allmerica Select Reward                     333-78245
                                    Policy Form A3028-99                        811-6632

                                              2


Allmerica Select                    Allmerica Select Life                       33-83604
Separate Account II                 Policy Form 1027-95                         811-8746
(Variable Life)
10/12/93

Allmerica Select                    Allmerica Select SPL                        333-58551
Separate Account III                Policy Form 1030-96                         811-8859
(Variable Life)
6/13/96

Separate Account IMO                Allmerica VUL 2001                          333-84879
(Variable Life)                                                                 811-09529
6/13/96

                                    Select VUL 2001                             333-84879
                                                                                811-09529

                                    Agency VUL 2001                             333-84879
                                                                                811-09529

                                    VUL 2001 Survivorship                       333-90995
                                                                                811-09529







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